SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Chemed Corporation

(Name of Registrant as Specified In Its Charter)

Chemed Corporation

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[CHEMED CORPORATION LOGO]

Notice of Annual Meeting of Stockholders
May 19, 2003

     The Annual Meeting of Stockholders of Chemed Corporation will be held at The Phoenix Club, 812 Race Street, Cincinnati, Ohio, on Monday, May 19, 2003, at 2 p.m. for the following purposes:

(1)	To elect directors;

(2)	To act upon the Company’s proposal to amend the Company’s Amended Certificate of Incorporation to change the Company’s name to Roto-Rooter, Inc.;

(3)	To ratify the selection of independent accountants by the Audit Committee of the Board of Directors; and

(4)	To transact such other business as may properly be brought before the meeting.

     Stockholders of record at the close of business on March 21, 2003, are entitled to notice of, and to vote at, the meeting.

     IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE, OR VOTE BY TELEPHONE AS INSTRUCTED ON THE PROXY CARD. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES.

Naomi C. Dallob Secretary

April 4, 2003

Notice of Annual Meeting of Stockholders May 19, 2003
PROXY STATEMENT
ELECTION OF DIRECTORS
NOMINEES
EXECUTIVE COMPENSATION
Chemed Stock Option Grants in 2002
Chemed Corporation Cumulative Total Stockholder Return for Five-Year Period Ending December 31, 2002
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AMENDING THE COMPANY’S AMENDED CERTIFICATE OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO ROTO-ROOTER, INC.
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS
ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATMENT
OTHER MATTERS
EXPENSES OF SOLICITATION
EXHIBIT A

[CHEMED CORPORATION LOGO]

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Chemed Corporation (the “Company” or “Chemed”) of proxies to be used at the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held on May 19, 2003, and any adjournments thereof. The Company’s mailing address is 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202. The approximate date on which this Proxy Statement and the enclosed proxy are being sent to stockholders is April 4, 2003. Each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, the shares represented thereby will be voted accordingly. The proxy may be revoked by the stockholder at any time before the meeting by providing notice to the Secretary.

     Only stockholders of record as of the close of business on March 21, 2003, will be entitled to vote at the Annual Meeting or any adjournments thereof. On such date, the Company had outstanding      shares of capital stock, par value $1 per share (“Capital Stock”), entitled to one vote per share.

ELECTION OF DIRECTORS

     Eleven directors are to be elected at the Annual Meeting to serve until the following annual meeting of stockholders and until their successors are duly elected and qualified. Set forth below are the names of the persons to be nominated by the Board of Directors, together with a description of each person’s principal occupation during the past five years and other pertinent information.

     Unless authority is withheld or names are stricken, it is intended that the shares covered by each proxy will be voted for the nominees listed. Votes that are withheld or stricken will be excluded entirely from the vote and will have no effect. The Company anticipates that all nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors). The affirmative vote of a plurality of the votes cast will be necessary to elect each of the nominees for director.

NOMINEES

Edward L. Hutton Director since 1970 Age: 83	Mr. Hutton is Chairman of the Company and has held this position since November 1993. Previously, from 1970 to May 2001, he also served the Company as Chief Executive Officer, and from 1970 to November 1993, he served the Company as President. Mr. Hutton is also the Chairman of Omnicare, Inc., Covington, Kentucky (healthcare products and services), a public corporation in which the Company holds a -percent-ownership interest (hereinafter “Omnicare”). Mr. Hutton is a director of Omnicare. Mr. Hutton is the father of Thomas C. Hutton, a Vice President and a director of the Company.

Kevin J. McNamara Director since 1987 Age: 49	Mr. McNamara is President and Chief Executive Officer of the Company and has held these positions since August 1994 and May 2001, respectively. Previously, he served as Executive Vice President, Secretary and General Counsel from November 1993, August 1986 and August 1986, respectively, to August 1994. He is a director of Omnicare.

Charles H. Erhart, Jr. Director since 1970 Age: 77	Mr. Erhart retired as President of W. R. Grace and Co. (hereinafter “Grace”), Columbia, Maryland (international specialty chemicals, construction and packaging) in August 1990, having held that position since July 1989. Previously, he was Chairman of the Executive Committee of Grace and held that position from November 1986 to July 1989. He is a director of Omnicare.

Joel F. Gemunder Director since 1977 Age: 63	Mr. Gemunder is President and Chief Executive Officer of Omnicare and has held these positions since May 1981 and May 2001, respectively. He is also a director of Omnicare and Ultratech Stepper, Inc.

Patrick P. Grace Director since 1996 Age: 47	Mr. Grace is President of MLP Capital, Inc., co-managing partner of several real estate and mining interests in the southeastern United States and has held that position since March 1996. From January 2002 to August 2002, he was also President and Chief Executive Officer of Kingdom Group, LLC, New York, New York (a provider of turnkey compressed natural gas fueling systems) which filed for bankruptcy in November 2002. Previously, he was President of Kingdom Group, LLC, from December 2000 to January 2002 and he was Executive Vice President of Kingdom Group LLC from August 1999 to December 2000. From December 1997 to January 31, 1999, Mr. Grace was also Chief Operating and Financial Officer of C3 Communications, Inc., San Francisco, California, a unit of Level 3 Communications (interactive marketing).

Thomas C. Hutton Director since 1985 Age: 52	Mr. Hutton is a Vice President of the Company and has held this position since February 1988. He is a son of Edward L. Hutton, Chairman and a director of the Company.

Sandra E. Laney Director since 1986 Age: 59	Ms. Laney retired as an Executive Vice President and the Chief Administrative Officer of the Company on March 1, 2003, having held these positions since May 2001 and May 1991, respectively. Previously, from November 1993 until May 2001, she held the position of Senior Vice President of the Company. She is a director of Omnicare.

Timothy S. O’Toole Director since 1991 Age: 47	Mr. O’Toole is an Executive Vice President and the Treasurer of the Company and has held these positions since May 1992. He is a director of Vitas Healthcare Corporation.

Donald E. Saunders Director from May 1981 to May 1982, May 1983 to May 1987 and since May 1998 Age: 59	Mr. Saunders is Markley Visiting Professor at the Farmer School of Business Administration, Miami University, Oxford, Ohio, and has held this position since August 2001. Mr. Saunders retired as President of DuBois Chemicals, formerly a wholly owned subsidiary of the Company and then a division of DiverseyLever, Inc., Detroit, Michigan (specialty chemicals), in October 2000, having held this position since November 1993.

George J. Walsh III Director since November 1995 Age: 57	Mr. Walsh is a partner with the law firm of Thompson Hine LLP, New York, New York, and has held this position since January 1979.

Frank E. Wood Director since May 2002 Age: 60	Mr. Wood is President and Chief Executive Officer of Secret Communications, LLC, Cincinnati, Ohio (owner and operator of radio stations) and has held this position since 1994. He is also a co-founder and principal of The Darwin Group, Cincinnati, Ohio (venture capital firm specializing in second-stage investments) and has held this position since 1998. Since 2000, he has also served as Chairman of 8e6 Technologies Corporation, Orange, California (developer of Internet filtering software).

Directors Emeriti

     In May 1983, the Board of Directors adopted a policy of conferring the honorary designation of Director Emeritus upon former directors who have made valuable contributions to the Company and whose continued advice is believed to be of value to the Board of Directors. Under this policy, each Director Emeritus is furnished with a copy of all agendas and other materials furnished to members of the Board of Directors generally and is invited to attend all meetings of the Board; however, a Director Emeritus is not entitled to vote on any matters presented to the Board. A Director Emeritus is paid an annual fee of $6,200, and for each meeting attended a Director Emeritus is paid $200.

     It is anticipated that at the annual meeting of the Board of Directors, Mr. Walter L. Krebs will be designated as a Director Emeritus.

Compensation of Directors

     Each member of the Board of Directors who is not an employee of the Company or its subsidiaries is paid an annual fee of $13,500 and a fee of $2,200 for each meeting attended. Each member of the Nominating Committee of the Board is paid an additional annual fee of $5,000. Each member of the Audit Committee of the Board (other than its chairman) is paid an additional annual fee of $5,000, and each member of the Compensation/Incentive Committee of the Board (other than its chairman) is paid an additional annual fee of $3,500. A Committee member, other than Nominating Committee members who receive no meeting fees, is paid $900 for each meeting of a Committee he attended unless the Committee met on the same day as the Board of Directors met, in which event, the Committee member is paid $450 for his attendance at the Committee meeting. Each member of the Executive Committee who is not an employee of the Company is paid $800 per meeting.

     The chairmen of certain Committees of the Board of Directors are paid an annual fee in addition to the attendance fees referred to above. The chairman of the Audit Committee is paid at the rate of $10,000 per annum, and the chairman of the Compensation/Incentive Committee is paid at the rate of $5,250 per annum. In addition, each member of the Board of Directors and of a Committee is reimbursed for his reasonable travel expenses incurred in connection with such meetings.

     In addition, in May 2002, each member of the Board of Directors (other than those serving on the Compensation/Incentive Committee) was granted an unrestricted stock award covering 200 shares of Capital Stock under the Company’s 1999 Stock Incentive Plan. Those directors who are members of the Compensation/Incentive Committee were paid the cash equivalent of the 200-share stock award or $7,586.

     The Company has a deferred compensation plan for nonemployee directors under which certain directors who are not employees of the Company or of a subsidiary of the Company participate. Under the plan, which is not a tax-qualified plan, an account is established for each participant to which amounts are credited quarterly at the rate of $4,000 per annum. Amounts credited to these accounts are used to purchase shares of Capital Stock, and all dividends received on such shares are reinvested in such Capital Stock. Each participant is entitled to receive the balance in his account within 90 days following the date he ceases to serve as a director.

Committees and Meetings of the Board

     The Company has the following Committees of the Board of Directors: Audit Committee, Nominating Committee and Compensation/Incentive Committee.

     The Audit Committee (a) is directly responsible for the appointment, compensation, and oversight of a firm of independent accountants to audit the Company and its consolidated subsidiaries, (b) reviews and reports to the Board of Directors on the Company’s annual financial statements and the independent accountants’ report on such financial statements, (c) meets with the Company’s senior financial officers, internal auditors and independent accountants to review audit plans and work and other non-audit services regarding the Company’s accounting, financial reporting and internal control systems and (d) confers quarterly with senior management, internal audit staff, and the independent accountants to review quarterly financial results. The Audit Committee consists of Messrs. Erhart, Grace and Saunders. The Audit Committee met on six occasions during 2002.

     The Compensation/Incentive Committee makes recommendations to the Board of Directors concerning (a) salary and incentive compensation payable to officers and certain other key employees of the Company, (b) establishment of incentive compensation plans and programs generally, (c) adoption and administration of certain employee benefit plans and programs and (d) additional year-end contributions by the Company under the Chemed/Roto-Rooter Savings and Retirement Plan (“Retirement Plan”). In

addition, the Compensation/Incentive Committee administers the Company’s (a) 2002 Executive Long-Term Incentive Plan, (b) eight Stock Incentive Plans, 1999 Long-Term Employee Incentive Plan and its 1983 Incentive Stock Option Plan and (c) grants of stock options and stock awards to key employees of the Company. The Compensation/Incentive Committee consists of Messrs. Erhart, Walsh and Wood. The Compensation/Incentive Committee met on five occasions during 2002.

     The Nominating Committee (a) recommends to the Board of Directors the candidates for election to the Board at each Annual Meeting of Stockholders of the Company, (b) recommends to the Board of Directors candidates for election by the Board to fill vacancies on the Board, (c) considers candidates submitted by directors, officers, employees, stockholders and others and (d) performs such other functions as may be assigned by the Board. The Nominating Committee consists of Messrs. Erhart, Grace and Walsh. The Nominating Committee met once during 2002. Stockholders wishing to submit a candidate for election to the Board should submit the name of such candidate and a supporting statement to the Company’s Secretary at 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202-4726.

     During 2002, there were six meetings of the Board of Directors, and except for Ms. Laney, each director attended at least 75 percent of the aggregate of (a) the total number of meetings held by the Board of Directors and (b) the total number of meetings held by all Committees of the Board of Directors on which he served that were held during the period for which he was a director or member of any such Committee. Ms. Laney attended 67% of the total number of meetings held by the Board of Directors.

EXECUTIVE COMPENSATION

Report of the Compensation/Incentive Committee on Executive Compensation

     The Company believes that executive compensation must align executive officers’ interests with those of the Company’s stockholders and that such interests are served by having compensation directly and materially linked to financial and operating performance criteria which, when successfully achieved, will enhance stockholder value.

     The Company attempts to achieve this objective with an executive compensation package for its senior executives which combines base salary, annual cash incentive compensation, and long-term incentive compensation in the form of stock options, stock awards and awards under the 2002 Executive Long-Term Incentive Plan (“Long-Term Incentive Plan”), along with various benefit plans, including pension plans, savings plans and medical benefits generally available to the employees of the Company.

     The executive compensation program is administered by the Compensation/Incentive Committee of the Board of Directors. The membership of the Compensation/Incentive Committee is composed of three outside directors (i.e., nonemployees of the Company). The Compensation/Incentive Committee is responsible for the review, approval and recommendation to the Board of Directors of matters concerning base salary and annual cash incentive compensation for key executives of the Company. The recommendations of the Compensation/Incentive Committee on such matters must be approved by the full Board of Directors. The Compensation/Incentive Committee also administers the Company’s stock incentive plans, under which it reviews and approves grants of stock options and stock awards, and the Company’s Long-Term Incentive Plan.

     The Compensation/Incentive Committee may use its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant.

     Following is a discussion of the components of the executive officer compensation program.

     In determining base salary levels for the Company’s executive officers, the Compensation/Incentive Committee takes into account the magnitude of responsibility of the position, individual experience and performance and specific issues particular to the Company. In general, base salaries are set at levels believed by this Compensation/Incentive Committee to be sufficient to attract and retain qualified executives when considered along with the other components of the Company’s compensation structure.

     The Compensation/Incentive Committee believes that a significant portion of total cash compensation should be linked to annual performance criteria. Consequently, the purpose of annual incentive compensation for senior executives and key managers is to provide a direct financial incentive in the form of an annual cash bonus to those executives who achieve their business units’ and the Company’s annual goals. Operational and financial goals are established at the beginning of each fiscal year and generally take into account such measures of performance as sales and earnings growth, profitability, cash flow and return on investment.

Other nonfinancial measures of performance relate to organizational development, product or service expansion and strategic positioning of the Company’s assets.

     Individual performance is also taken into account in determining individual bonuses. It is the Company’s belief that bonuses as a percentage of a senior executive’s salary should be sufficiently high to provide a major incentive for achieving annual performance targets. Bonuses for senior executives of the Company generally range from 25 percent to 100 percent of base salary.

     The Long-Term Incentive Plan and stock option and stock award programs form the basis of the Company’s incentive plans for executive officers and key managers. The objective of these plans has been to align executive and long-term-stockholder interests by creating a strong and direct link between executive pay and stockholder return.

     Stock options have customarily been granted annually and have been generally regarded as the primary incentive for long-term performance as they are granted at fair market value and have had vesting restrictions over four-year periods. The Committee considers each grantee’s current option holdings in making grants. Both the amounts of stock awards and proportion of stock options have increased as a function of higher salary and position of responsibility within the Company. In 2002, the Company adopted the Long-Term Incentive Plan which permits the awarding of incentive compensation relating to the achievement of certain performance-related goals over periods longer than one year.

     The Compensation/Incentive Committee has considered, and is continuing to review, the qualifying compensation regulations issued by the Internal Revenue Service in December 1993. Generally, the Committee structures compensation arrangements to achieve deductibility under the tax regulations, except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

     The base salary of Mr. K. J. McNamara, President and Chief Executive Officer of the Company, was increased on August 7, 2003, to a base rate of $404,850. His bonus in respect of 2002 services was $387,946. Factors considered in establishing Mr. McNamara’s compensation levels for 2002 included the Company’s increase in net income from continuing operations, excluding capital gains, amortization of goodwill and restructuring costs, of 9.1 percent. The Compensation/Incentive Committee believes that Mr. McNamara’s base salary, 2002 bonus and stock options granted are consistent with his performance as measured by these factors and the other criteria discussed above.

Compensation/Incentive Committee Charles H. Erhart, Jr., Chairman George J. Walsh III Frank E. Wood

Summary Compensation Table

     The following table shows the compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company for the past three years for all services rendered in all capacities to the Company and its subsidiaries:

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation Awards

					Securities
					Underlying
Name and					Chemed	All Other
Principal			Bonus		Stock	Compensation
Position	Year	Salary ($)	($)		Options (#)	($)

K. J. McNamara President and CEO	2002 2001 2000	$396,829 372,786 347,145	$387,946 247,946 237,390	(1)	30,000 -0- -0-	$282,154 150,208 101,574	(2)

E. L. Hutton Chairman	2002 2001 2000	316,666 466,592 629,820	200,000 350,000 582,165		25,000 -0- -0-	513,652 254,311 136,912	(3)

T. S. O’Toole Executive Vice President and Treasurer	2002 2001 2000	237,592 227,327 213,888	195,959 85,559 74,548	(1)	20,000 -0- -0-	165,050 83,429 57,679	(4)

S. S. Lee Executive Vice President	2002 2001 2000	235,441 227,501 211,520	98,017 110,000 142,072		14,000 -0- -0-	130,613 94,590 75,119	(5)

S. E. Laney Executive Vice President and Chief Administrative Officer	2002 2001 2000	234,650 224,523 213,495	78,115 182,641 222,448	(1)	20,000 -0- -0-	170,595 106,979 75,748	(6)

SUMMARY COMPENSATION TABLE (continued)

(1)	Includes the following special bonuses related to the sale of the Company’s subsidiary, Patient Care, Inc.: Mr. McNamara — $110,000; Mr. O’Toole — $100,000; and Ms. Laney — $30,000.

(2)	Includes the following amounts: $254,672 allocated to Mr. McNamara’s account under the Retirement Plan and Employee Stock Ownership Plans (“ESOP”) with respect to 2002; a $3,807 premium payment for term life insurance; $16,089, which is the value of premium payments made by the Company for the benefit of Mr. McNamara under a split dollar life insurance policy, which provides for the refund of premiums to the Company upon termination of the policy (“Split Dollar Policy”); and $7,586 in the form of an unrestricted stock award of 200 shares of Capital Stock.

(3)	Includes the following amounts: $502,682 allocated to Mr. Hutton’s account under the Company’s Retirement Plan and ESOP with respect to 2002; a $3,384 premium payment for term life insurance; and $7,586 in the form of an unrestricted stock award of 200 shares of Capital Stock.

(4)	Includes the following amounts: $143,985 allocated to Mr. O’Toole’s account under the Retirement Plan and ESOP with respect to 2002; a $3,857 premium payment for term life insurance; $9,622 which is the value of premium payments made by the Company for the benefit of Mr. O’Toole under a Split Dollar Policy; and $7,586 in the form of an unrestricted stock award of 200 shares of Capital Stock. Does not include amounts Mr. O’Toole received pursuant to a consulting agreement with PCI Holding Corp., which purchased the Company’s wholly owned Patient Care, Inc. subsidiary in October 2002. Pursuant to this agreement, Mr. O’Toole receives compensation at the rate of $3,000 per month during the term of the agreement.

(5)	Includes the following amounts: $108,353 allocated to Mr. Lee’s account under the Retirement Plan, ESOP and Roto-Rooter’s Deferred Compensation Plan and Retirement Plan with respect to 2002; a $1,944 premium payment for term life insurance; $12,729, which is the value of premium payments made by the Company for the benefit of Mr. Lee under a Split Dollar Policy; and $7,586 in the form of an unrestricted stock award of 200 shares of Capital Stock.

(6)	Includes the following amounts: $149,383 allocated to Ms. Laney’s account under the Retirement Plan and ESOP with respect to 2002; a $3,807 premium payment for term life insurance; $9,819, which is the value of premium payments made by the Company for the benefit of Ms. Laney under a Split Dollar Policy; and $7,586 in the form of an unrestricted stock award of 200 shares of Capital Stock.

Stock Options

     The table below shows information concerning Chemed stock options granted in 2002 to the named executives in the Summary Compensation Table.

Chemed Stock Option Grants in 2002

					Potential Realizable
					Value
					at Assumed Annual
					Rates of Stock
					Price Appreciation
Individual Grants					for Option Term

		% of
	Number of	Total
	Securities	Options
	Underlying	Granted
	Options	to	Exercise
	Granted	Employees	Price	Expiration
Name	(#) (1)	in 2002	($/Share)	Date	5% ($)	10% ($)

K. J. McNamara	30,000	11.2%	$36.90	5/20/2012	$696,186	$1,764,273
E. L. Hutton	25,000	9.3	36.90	5/20/2012	580,155	1,470,227
T. S. O’Toole	20,000	7.4	36.90	5/20/2012	464,124	1,176,182
S. S. Lee	14,000	5.2	36.90	5/20/2012	324,887	823,327
S. E. Laney	20,000	7.4	36.90	5/20/2012	464,124	1,176,182

(1)	These options which were granted on May 20, 2002, provide for the purchase price of option shares equal to the fair market value of Capital Stock on that date; are transferable by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or to certain family members, if permitted under SEC Rule 16b-3 or any successor rule thereto; and become exercisable in four equal annual installments beginning on November 20, 2002.

     The table below shows information concerning Chemed stock options exercised during 2002 and the year-end number and value of unexercised Chemed stock options held by the executive officers named in the Summary Compensation Table.

Aggregated Chemed Stock Option Exercises in
2002 and Year-End Stock Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at 12/31/02 (#)		at 12/31/02 ($)

	Number of
	Shares	Value
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

K. J. McNamara	-0-	$-0-	113,500	22,500	$140,720	$-0-
E. L. Hutton	-0-	-0-	157,650	18,750	167,428	-0-
T. S. O’Toole	-0-	-0-	86,000	15,000	113,130	-0-
S. S. Lee	-0-	-0-	44,500	10,500	74,790	-0-
S. E. Laney	1,000	8,130	84,100	15,000	108,347	-0-

Employment Agreements

     The Company has entered into employment agreements with Messrs. McNamara, Lee, and O’Toole and Ms. Laney. Mr. McNamara’s employment agreement provides for his continued employment as President and Chief Executive Officer of the Company through May 3, 2007, subject to earlier termination under certain circumstances, at a base salary of $404,850 per annum or such higher amount as the Board of Directors may determine, as well as participation in incentive compensation plans, stock incentive plans and other benefit plans. In the event of termination without cause, the agreement provides that for the balance of the term of the agreement, Mr. McNamara will receive severance payments equal to 150 percent of his then-current base salary, the amount of incentive compensation most recently paid or approved in respect of the previous year, and the fair market value of all stock awards which would have vested during the 12 months prior to termination notwithstanding that such shares vested on an accelerated basis effective January 1, 2002. In addition, such severance payments will be reduced by the amount of any earned income received by Mr. McNamara from any other source for any period such severance payments are payable. Messrs. Lee and O’Toole have employment agreements which provide for their continued employment as senior executives of the Company through May 21, 2005, and May 3, 2007, respectively, and are identical in all material respects to that of Mr. McNamara, except their respective agreements provide for a base salary of $238,921 and $240,800 per annum or such higher amounts as the Board of Directors may determine. Ms. Laney, whose employment agreement is also identical in all material respects to that of Mr. McNamara except her agreement provides for a base salary of $237,800, terminated her employment with the Company on March 1, 2003 and is receiving severance payments pursuant to her employment agreement through May 30, 2007. The cash bonus she received for 2001 was used in calculating her severance payments which comprise a lump sum payment of $1,000,000 and monthly payments of $52,788 through May 30, 2007.

Executive Stock Ownership Plan

     Pursuant to the Company’s Executive Stock Ownership Plan, during 2002, Messrs. McNamara, E. L. Hutton, Arquilla and Mount had the following aggregate amounts of indebtedness outstanding (principal and interest), respectively: Mr. McNamara — $493,092; Mr. E. L. Hutton — $404,182; Mr. Arquilla — $25,807; and Mr. Mount — $195,211. As of February 15, 2003, the aggregate amount of indebtedness outstanding for the above-named individuals was as follows: Mr. McNamara — $482,543; Mr. E. L. Hutton — $393,535; Mr. Arquilla — $0; and Mr. Mount — $0.

CERTAIN TRANSACTIONS

     In connection with the August 2001 sale of the assets of the Company’s former subsidiary, Cadre Computer Resources, Inc. (“Cadre”), to a corporation, Cadre Computer Resources Co. (“Cadre Computer”), owned by certain officers and the current employees of Cadre in August 2001, the Company has loaned Cadre Computer $518,000. Messrs. McNamara and E. L. Hutton and Ms. Laney are directors of Cadre Computer. Ms. Laney also has an 28% ownership interest in Cadre Computer.

Comparative Stock Performance

     The graph below compares the yearly percentage change in the Company’s cumulative total stockholder return on Capital Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period December 31, 1997, to December 31, 2002, assuming dividend reinvestment, and (B) the difference between the Company’s share price at December 31, 1997, and December 31, 2002; by (ii) the share price at December 31, 1997) with the cumulative total return, assuming reinvestment of dividends, of the (1) S & P 500 Stock Index and (2) Dow Jones Industrial Diversified Index.

Chemed Corporation
Cumulative Total Stockholder Return for
Five-Year Period Ending December 31, 2002

December 31,	1997	1998	1999	2000	2001	2002

Chemed Corporation	100.00	85.93	78.87	93.85	95.90	101.26

S&P 500	100.00	128.58	155.63	141.46	124.65	97.10

Dow Jones Industrial Diversified	100.00	128.61	174.24	175.49	157.77	102.45

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of December 31, 2002, with respect to the only persons who are known to be the beneficial owners of more than 5 percent of Capital Stock:

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership	Class (3)

Mario J. Gabelli, Marc J. Gabelli, and various related entities. One Corporate Center Rye, NY 10580	1,428,900 shares (1)	13.1%

Select Equity Group, Inc. 380 Lafayette Street New York, NY 10003	1,296,214 shares (2)	11.9

(1)	Sole voting power, 1,389,100 shares; sole dispositive power, 1,428,900 shares.

(2)	Sole voting and dispositive power, 1,296,214 shares.

(3)	For purposes of calculating Percent of Class, all shares subject to stock options which were exercisable within 60 days of December 31, 2002, were assumed to have been issued.

     The following table sets forth information as of December 31, 2002, with respect to Capital Stock beneficially owned by all nominees and directors of the Company, the executive officers named in the Summary Compensation Table and the Company’s directors and executive officers as a group:

	Amount and Nature of		Percent of
Name	Beneficial Ownership (1)		Class (2)

Edward L. Hutton	38,620 157,650 7,332	Direct Option Trustee	1.4%

Kevin J. McNamara	44,759 113,500	Direct Option Trustee (3)	1

Rick L. Arquilla	2,036 39,500	Direct Option

Charles H. Erhart, Jr.	10,000	Direct

Joel F. Gemunder	8,524 3,486	Direct Trustee

Patrick P. Grace	500	Direct

	Amount and Nature of		Percent of
Name	Beneficial Ownership (1)		Class (2)

Thomas C. Hutton	42,871 42,250 7,832	Direct Option Trustee (3)

Walter L. Krebs	4,788 7,000	Direct Option

Sandra E. Laney	36,690 84,100 7,332	Direct Option Trustee (3)

Spencer S. Lee	8,324 44,500	Direct Option

John M. Mount	8,574 23,250	Direct Option

Timothy S. O’Toole	31,465 86,000	Direct Option

Donald E. Saunders	1,807	Direct

George J. Walsh III	2,425	Direct

Frank E. Wood	200	Direct

Directors and Executive	253,720	Direct	2.3%
Officers as a Group	652,250	Option	6.0
(16 persons)	72,056	Trustee (4)

Footnotes to Stock Ownership Table

(1)	Includes securities beneficially owned (a) by the named persons or group members, their spouses and their minor children (including shares of Capital Stock allocated as of December 31, 2002, to the account of each named person or member of the group under the Company’s Retirement Plan and under the Company’s ESOP or, with respect to Mr. Gemunder, allocated to his account as of December 31, 2002, under the Omnicare Employees Savings and Investment Plan, (b) by trusts and custodianships for their benefit and (c) by trusts and other entities as to which the named person or group has or shares the power to direct voting or investment of securities. “Direct” refers to securities in categories (a) and (b) and “Trustee” to securities in category (c). Where securities would fall into both “Direct” and “Trustee” classifications, they are included under “Trustee” only. “Option” refers to shares which the named person or group has a right to acquire within 60 days from December 31, 2002. For purposes of determining the Percent of Class, all shares subject to stock options which were exercisable within 60 days from December 31, 2002, were assumed to have been issued.

(2)	Percent of Class under 1.0 percent is not shown.

(3)	Messrs. T. Hutton and McNamara and Ms. Laney are trustees of the Chemed Foundation which holds 60,738 shares of Capital Stock over which the trustees share both voting and investment power. This number is included in the total number of “Trustee” shares held by the Directors and Executive Officers as a Group but is not reflected in the respective holdings of the individual trustees.

(4)	Shares over which more than one individual holds beneficial ownership have been counted only once in calculating the aggregate number of shares owned by Directors and Executive Officers as a Group.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder, the Company’s executive officers and directors and persons who own more than 10 percent of Capital Stock are required to file reports with respect to their ownership and changes in ownership of Capital Stock with the Securities and Exchange Commission (“SEC”). In addition, such persons are required to forward copies of such reports to the Company. Based on a review of the copies of such reports furnished to the Company and on the written representation of such non-reporting persons that, with respect to 2002, no reports on Form 5 were required to be filed with the SEC, the Company believes that, during the period January 1, 2002, through December 31, 2002, the Company’s executive officers and directors and greater-than-10-percent stockholders have complied with all Section 16(a) reporting requirements.

AMENDING THE COMPANY’S AMENDED CERTIFICATE OF INCORPORATION
CHANGING THE NAME OF THE COMPANY TO ROTO-ROOTER, INC.

     The Company seeks stockholder approval to amend the Amended Certificate of Incorporation to change the Company’s name from Chemed Corporation to Roto-Rooter, Inc. The primary reasons for the proposed name change are to better clarify the identity of the Company and to reflect the fact that the Company has exited the specialty chemicals business and is focused on its Roto-Rooter subsidiary.

     The Company is proud to carry one of the most widely recognized and valued trademarks in the United States and believes adopting the Roto-Rooter name clarifies and consolidates the Company’s image.

     Approval of the amendment to the Company’s Amended Certificate of Incorporation to change the Company’s name requires the affirmative vote of a majority of all votes entitled to be cast by holders of record of Capital Stock. Abstentions and broker shares that are not voted on the matter will have the same effect as a “no” vote.

     A copy of the proposed amendment to the Amended Certificate of Incorporation is attached as Exhibit A to this proxy statement.

     The Board of Directors recommends a vote FOR this proposal.

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2003. This firm has acted as independent accountants for the Company and its consolidated subsidiaries since 1970. Although the submission of this matter to the stockholders is not required by law or by the By-Laws of the Company, the selection of PricewaterhouseCoopers LLP will be submitted for ratification at the Annual Meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote, with abstentions having the effect of negative votes, will be necessary to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company and its consolidated subsidiaries for the year 2003. Broker nonvotes of shares which are otherwise present at the meeting for purposes of establishing a quorum will also have the same effect as votes against the resolution. If the selection is not ratified at the meeting, the Audit Committee will reconsider its selection of independent accountants.

     The Board of Directors recommends a vote FOR ratification.

     It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Company’s Annual Meeting. Such representative shall have the opportunity to make a statement if he so desires and shall be available to respond to appropriate questions raised at the meeting.

AUDIT COMMITTEE REPORT

     The Audit Committee is appointed by the Board of Directors of the Company to assist the Board in monitoring:

•	The integrity of the Company’s financial statements.

•	Compliance by the Company with legal and regulatory requirements.

•	The independence and performance of the Company’s internal and external auditors.

     During 2000, the Audit Committee developed a charter for the Committee, which was approved by the full Board of Directors on May 15, 2000. The Charter was amended on March 7, 2003. A copy of the Charter as amended is attached hereto as Exhibit B.

     The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.	The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

3.	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

     Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

     The undersigned members of the Audit Committee have submitted this Report.

          Donald E. Saunders, Chairman
          Charles H. Erhart, Jr.
          Patrick P. Grace

FEES PAID TO INDEPENDENT ACCOUNTANTS

Audit Fees

PricewaterhouseCoopers LLP billed the Company $536,600 in aggregate fees and expenses for professional services rendered for the audit of the Company’s annual financial statements for the year 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q for that year.

Audit-Related Fees

The Company paid PricewaterhouseCoopers LLP $50,200 in aggregate fees and expenses for audit-related services rendered, primarily for the audit of the Company's employee benefit plans for the 2001 financial statments.

Tax Fees

The company paid PricewaterhouseCoopers LLP $17,950 in aggregate fees and expenses for tax services rendered during 2002.

All Other Fees

PricewaterhouseCoopers LLP billed the Company $2,152 in aggregate fees for services rendered by PricewaterhouseCoopers LLP, other than the services described above, for the year 2002.

STOCKHOLDER PROPOSALS

     Any proposals by stockholders intended to be included in the proxy materials for presentation at the 2004 Annual Meeting of Stockholders must be in writing and received by the Secretary of the Company no later than December 4, 2003. Any proposals by stockholders intended to be presented at the 2003 Annual Meeting of Stockholders outside of the Company’s proxy solicitation process shall be considered untimely if notice of such a proposal was not given to the Secretary of the Company by February 18, 2003. In the case of timely notice, persons named in the proxies solicited by the Company for that meeting (or their substitutes) will be allowed to use their discretionary voting authority when the proposal is raised at the meeting without any discussion of the proposal in the Company’s proxy statement for that meeting.

ADDITIONAL COPIES OF
ANNUAL REPORT AND PROXY STATMENT

     If you are a stockholder of record and share an address with another stockholder and have received only one annual report or proxy statement, you may write or call the Company to request a separate copy of these materials at no cost to you. You may write to the Company at 2600 Chemed Center, Cincinnati, Ohio 45202, Attn: Investor Relations, or call 1-800-2CHEMED or 513-762-6463.

OTHER MATTERS

     As of the date of this Proxy Statement, the management has not been notified of any stockholder proposals intended to be raised at the 2003 Annual Meeting outside of the Company’s proxy solicitation process nor does management know of any other matters which will be presented for consideration at the Annual Meeting. However, if any other stockholder proposals or other business should come before the meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

EXPENSES OF SOLICITATION

     The expense of soliciting proxies in the accompanying form will be borne by the Company. The Company will request banks, brokers and other persons holding shares beneficially owned by others to send proxy materials to the beneficial owners and to secure their voting instructions, if any. The Company will reimburse such persons or institutions for their expenses in so doing. In addition to solicitation by mail, officers and regular employees of the Company may, without extra remuneration, solicit proxies personally, by telephone or by telegram from some stockholders if such proxies are not promptly received. The Company has also retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of such proxies at a cost which is not expected to exceed $7,500 plus reasonable expenses. This Proxy Statement and the accompanying Notice of Meeting are sent by order of the Board of Directors.

Naomi C. Dallob
Secretary

April 4, 2003

EXHIBIT A

PROPOSED AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION
OF CHEMED CORPORATION

     Article I of the Amended Certificate of Incorporation of Chemed Corporation is deleted and is replaced by the following:

“ARTICLE I

                                   The name of the Corporation is Roto-Rooter, Inc.”

CHEMED
CHEMED CORPORATION

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CHEMED CORPORATION
STOCKHOLDER’S PROXY AND
CONFIDENTIAL ESOP AND SAVINGS & RETIREMENT PLAN VOTING INSTRUCTION CARD
ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2003

The undersigned hereby appoints E. L. Hutton, K. J. McNamara and N. C. Dallob as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of capital stock of Chemed Corporation held of record by the undersigned on March 21, 2003, at the Annual Meeting of Stockholders to be held on May 19, 2003, or at any adjournment thereof.

This proxy also provides confidential voting instructions for shares of Chemed Capital Stock held by The Fifth Third Bank, Trustee of Chemed Employee Stock Ownership Plan I (ESOP), for the benefit of the undersigned and directs such Trustee to vote as designated on the reverse side of this card. The Trustee will vote all unallocated shares in the same proportion the allocated shares have been voted and will vote allocated shares for which no voting instructions have been received in the same proportion as total voted allocated shares.

This proxy also provides confidential voting instructions for shares of Chemed Capital Stock held by Merrill Lynch Trust Company, Trustee of the Chemed/Roto-Rooter Savings & Retirement Plan (Plan), for the benefit of the undersigned and directs such Trustee to vote as designated on the reverse side of this card. The Trustee will vote all non-vested shares in the same proportion the vested shares have been voted. Additionally, any vested shares for which no voting instructions have been received will be voted in the same proportion as total voted vested shares.

This proxy/confidential ESOP and Plan voting instruction card is solicited jointly by the Board of Directors of Chemed Corporation and the Trustees of the ESOP and Plan pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

The Company’s proxy tabulator, Wells Fargo Bank Minnesota, N. A., will report separately to the Company and to each Trustee as to proxies received and voting instructions provided. Individual ESOP and Plan voting instructions will be kept confidential by the proxy tabulator and not provided to the Company.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED ENVELOPES OR VOTE BY TELEPHONE.

(continued and to be signed on reverse side)

COMPANY #
CONTROL #

There are two ways to vote:

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Daylight Time, on Wednesday, May 14, 2003.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number located above.

•	Follow the simple instructions.

Your telephone vote authorizes the Named Proxies, ESOP Trustee, and/or Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy/confidential ESOP and Plan voting instruction card.

VOTE BY MAIL

Mark, sign and date your proxy/confidential ESOP and Plan voting instruction card and return it in the postage-paid envelope provided or return it to Wells Fargo Bank Minnesota, N. A., c/o Shareowner ServicesSM, P. O. Box 64873, St. Paul, MN 55164-0873.

NOTICE TO ESOP AND PLAN PARTICIPANTS: Your voting instructions must be received by Wells Fargo Bank by 11:59 p.m., Eastern Daylight Time, Wednesday, May 14, 2003, in order to ensure that your vote is counted.

If you vote by phone, please do not mail your Card.

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...

(continued from other side)

The Board of Directors recommends a vote FOR the following actions or proposals:

1.	Election of Directors (mark only one box):

01 Edward L. Hutton	05 Patrick P. Grace	09 Donald E. Saunders	[ ]	FOR all	[ ]	WITHHOLD ALL
02 Kevin J. McNamara	06 Thomas C. Hutton	10 George J. Walsh III		nominees		VOTING
03 Charles H. Erhart, Jr.	07 Sandra E. Laney	11 Frank E. Wood		listed unless		AUTHORITY for
04 Joel F. Gemunder	08 Timothy S. O’Toole			indicated below.		directors.

Instructions: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box provided at the right.	[ ]

2.	Approving an amendment to the Certificate of Incorporation changing the Company’s name to Roto-Rooter, Inc.	[ ] For	[ ] Against	[ ] Abstain

3.	Ratifying the selection of independent accountants.	[ ] For	[ ] Against	[ ] Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IF NO CHOICE IS SPECIFIED, THIS PROXY/CONFIDENTIAL ESOP AND PLAN VOTING INSTRUCTION CARD WILL BE VOTED FOR ACTIONS 1, 2 AND 3, EXCEPT THAT ESOP SHARES WILL BE VOTED IN THE SAME PROPORTION AS TOTAL VOTED ALLOCATED ESOP SHARES AND PLAN SHARES WILL BE VOTED IN THE SAME PROPORTION AS TOTAL VOTED VESTED PLAN SHARES.

Address Change? Mark Box [ ]	Indicate changes below:	Dated _____________________________, 2003

Signature(s) in Box
NOTE: Please sign as name appears. Joint owners should each sign. When signed on behalf of a corporation, partnership, estate, trust or other stockholder, state how you are authorized to sign.